Exhibit 99.1

Martin Midstream Partners L.P.
Announces Pricing of Public Offering of Common Units

KILGORE, Texas, November 20, 2012 (GlobeNewswire) - Martin Midstream Partners L.P. (NASDAQ: MMLP) (the “Partnership”) announced today that it has priced its previously announced public offering of 3,000,000 of its common units at a price to the public of $31.16 per unit. The closing of the offering is expected to occur on November 26, 2012, subject to satisfaction of customary closing conditions. Estimated net proceeds from the offering will be used by the Partnership to repay outstanding indebtedness incurred under its revolving credit facility and for general partnership purposes. Amounts repaid under the revolving credit facility may be re-borrowed to fund future acquisitions and expansion capital expenditures. RBC Capital Markets, BofA Merrill Lynch, UBS Investment Bank and Wells Fargo Securities are acting as joint book-running managers for the offering. In addition, Baird, BB&T Capital Markets and Stephens are co-managing underwriters. The Partnership has granted the underwriters a 30-day option to purchase up to an additional 450,000 common units in connection with the offering.
The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained from the following addresses:

RBC Capital Markets
Attention: Equity Syndicate
3 World Financial Center
200 Vesey Street, 8th Floor
New York, NY 10281-8098
Telephone: 877-822-4089

Wells Fargo Securities
Attention: Equity Syndicate Dept.
375 Park Avenue
New York, NY 10152
Telephone: 800-326-5897
Email: cmclientsupport@wellsfargo.com

UBS Investment Bank
Attention: Prospectus Dept.
299 Park Avenue
New York, NY 10171
Telephone: 888-827-7275

BofA Merrill Lynch
Attention: Prospectus Department
222 Broadway
New York, NY 10038
Email: dg.prospectus_requests@baml.com
You may also obtain these documents for free when they are available by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement, which are part of an effective registration statement.

Forward Looking Statements
Statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
About Martin Midstream Partners L.P.
Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas liquids distribution service and natural gas storage; sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and marine transportation services for petroleum products and by-products. Additionally, the Partnership processes and packages naphthenic lubricating oils for specialty applications used in the automotive, energy, and petrochemical industries
Joe McCreery,
Vice President - Finance & Head of Investor Relations
Martin Midstream Partners L.P.
Phone: (903) 988-6425
joe.mccreery@martinmlp.com